QuickLinks -- Click here to rapidly navigate through this document

Exhibit 24-a

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert E. Switz and Gokul V. Hemmady and each of them acting individually, as such person's true and lawful attorneys-in-fact and agents, each with full power of substitution, for such person, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 25, 2005.

Signature	Title

/s/ ROBERT E. SWITZ Robert E. Switz	President, Chief Executive Officer and Director (principal executive officer)
/s/ GOKUL V. HEMMADY Gokul V. Hemmady	Vice President and Chief Financial Officer (principal financial officer)
/s/ WILLIAM T. PIEPER William T. Pieper	Vice President and Controller (principal accounting officer)
/s/ JOHN A. BLANCHARD III John A. Blanchard III	Director
/s/ JOHN J. BOYLE III John J. Boyle III	Director
/s/ JAMES C. CASTLE James C. Castle	Director
/s/ MICKEY P. FORET Mickey P. Foret	Director
/s/ J. KEVIN GILLIGAN J. Kevin Gilligan	Director
B. Kristine Johnson	Director
/s/ LOIS M. MARTIN Lois M. Martin	Director

/s/ WILLIAM R. SPIVEY William R. Spivey	Director
/s/ JEAN-PIERRE ROSSO Jean-Pierre Rosso	Director
/s/ JOHN E. REHFELD John E. Rehfeld	Director
/s/ LARRY W. WANGBERG Larry W. Wangberg	Director
/s/ JOHN D. WUNSCH John D. Wunsch	Director

QuickLinks

  Exhibit 24-a
POWER OF ATTORNEY